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                                                           EXHIBIT 10.4



                            INDEMNIFICATION AGREEMENT


                  THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of this 23rd day of December, 1997 between DTI HOLDINGS, INC., a Missouri corporation (the "Company"), and Bernard J. Beaudoin (the "Director").

                                    RECITALS

                  1. The Director is a member of the Board of Directors of the Company and in such capacity is performing valuable services for the Company.


                  B. Section 6.5 of the By-laws of the Company (the "By-laws"), provides for the indemnification of the officers, directors, agents and employees of the Company to the full extent authorized by law.

                  C. The provisions of Section 351.355 of the General and Business Corporation Laws of Missouri (the "Indemnification Statute") provides, among other provisions, that a corporation shall have the power, subject to certain exceptions, to give any further indemnity to its directors and officers, including indemnification agreements, provided such indemnity is authorized, directed and provided for in such corporation's articles of incorporation.

                  D. The Company presently maintains one or more policies of Directors and Officers Liability Insurance ("D&O Insurance"), insuring against certain liabilities which the Company's directors and officers may incur as they perform services for the Company.

                  E. The Company deems it appropriate to enter into agreements with its directors to provide them with greater indemnification against the liabilities they incur in the performance of services for the Company.

                                     TERMS

                  NOW, THEREFORE, in consideration of the Director's agreement to continue service as a director of the Company, the parties hereto agree as follows:

                  1. Indemnity of Director. The Company agrees to indemnify the Director and hold him harmless to the full extent authorized or permitted by the provisions of the Indemnification Statute, or by any amendment thereof, or by any other statutory provisions authorizing or permitting such indemnification which may be adopted after the date hereof.

                  2. Maintenance of Insurance. The Company may, but shall not be required to, continue all or any part of the D&O Insurance it has in force and effect as of the date hereof. If the Company continues to maintain the D&O Insurance, such insurance shall be primary, to the extent of the coverage provided thereby, and the Company's agreement to provide the indemnification set forth herein shall be effective only to the extent that the Director is not reimbursed pursuant to the coverage

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maintained under the D&O Insurance or any comparable insurance.  If the Company does not maintain such insurance, the Company shall fully indemnify the Director in accordance with the provisions of Section 1 and Section 3 of this Agreement.

                  3. Additional Indemnity. Subject only to the exclusion set forth in Section 4 hereof, the Company hereby agrees to indemnify the Director and hold him harmless from and against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company) to which the Director is, was or at any time becomes a party (other than a party plaintiff suing on his own behalf or derivatively on behalf of the Company), or is threatened to be made a party (other than a party plaintiff suing on his own behalf or derivatively on behalf of the Company) by reason of the fact that the Director is or was at any time a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, Digital Teleport, Inc.

                  4. Limitation on Indemnity. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not indemnify any Director from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct.

                  5. Continuation of Indemnity. All of the Company's agreements and obligations contained herein shall continue (a) during the period that the Director is a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, Digital Teleport, Inc. and (b) thereafter so long as the Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Director is or was a director of the Company or serving in any other capacity referred to herein.

                  6. Notification and Defense of Claim. Promptly after the Director receives notice of the commencement of any action, suit or proceeding, the Director will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. The failure to notify the Company will relieve the Company from any liability hereunder to the extent the Company can show prejudice as a result of such failure, and will not relieve the Company from any liability which it may have to the Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which the Director notifies the Company of the commencement thereof:

                     (a) The Company will be entitled to participate therein at its own expense; and,

                     (b) Except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the



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        defense thereof with counsel satisfactory to Director.  After the
Company notifies the Director of its election to assume such defense, the Company will not be liable to the Director under this Agreement for any legal or other expenses the Director subsequently incurs in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director shall have the right to employ his counsel in such action, suit or proceeding, provided that the fees and expenses of such counsel incurred after the Company has provided the Director with notice that it is assuming the defense shall be at the Director's expense, unless (i) the Company has authorized the Director's employment of counsel, (ii) the Director shall have reasonably concluded that there may be a conflict of interest between the Company and the Director in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the Company's expense. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Director shall have made the conclusion provided for in (ii) above.

               (c) The Company shall not be liable to indemnify the Director for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director's written consent. Neither the Company nor the Director will unreasonably withhold his or its consent to any proposed settlement.

            7. Repayment of Expenses. The Director shall reimburse the
Company for all reasonable expenses the Company pays in defending any civil or criminal action, suit or proceeding against the Director in the event and to the extent that it shall be ultimately determined that the Director is not entitled to be indemnified by the Company for such expenses under the provisions of the Indemnification Statute, the By-laws, this Agreement or otherwise. Prior to such determination, the Company shall make such advances as shall be reasonably necessary to pay such expenses of the Director, provided the Company receives an undertaking from the Director to repay such advances in the event it is ultimately determined that the Director is not entitled to be indemnified therefor.

            8. Enforcement.

               (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed hereby in order to induce the Director to continue as a director of the Company, and acknowledges that the Director is relying upon this Agreement in continuing in such capacity.

               (b) In the event that the Director is required to bring any action to enforce any rights or to collect any money due under this Agreement and is successful in such action, the Company shall reimburse the Director for all of the Director's reasonable fees and expenses in bringing and pursuing such action.

            9. Separability. Each provision of this Agreement is a separate and distinct agreement, independent of the others. If any provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any of the other provisions.



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                  10.  Governing Law; Binding Effect; Amendment and Termination.

                       (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Missouri, without reference to its rules governing conflicts of laws.

                       (b) This Agreement shall be binding upon the Director and the Company and shall inure to the benefit of the Director, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

                       (c) In the event that the Company shall make any payment to or on behalf of the Director under the terms of this Agreement, whether in satisfaction of any judgment, payment in settlement, reimbursement of expenses, or otherwise, the Company shall succeed to, and have by way of subrogation, all of the rights theretofore possessed by the Director against any other person, firm or corporation for or on account of the lawsuit, claim or matter in respect of which the payment was made, including, without limitation, full subrogation to any claim or right the Director ha or may have had against any insurance company providing D&O Insurance to the Company, its officers and directors.

                       (d) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

                                    * * * * *

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Indemnification Agreement as of the day and year first above written.



                                       DTI HOLDINGS, INC.



                                       By:/s/ Richard D. Weinstein
                                         -------------------------
                                         Richard D. Weinstein
                                         President and Chief Executive Officer



                                         /s/ B.J. Beaudoin
                                         -------------------------
                                         Bernard J. Beaudoin







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